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                                                                      EXHIBIT 22



                         SUBSIDIARIES OF THE REGISTRANT



                                       LOCATION OF INCORPORATION       PERCENT
SUBSIDIARIES OF THE REGISTRANT              OR ORGANIZATION           OWNERSHIP
---------------------------------      -------------------------      ----------

American Azide Corporation                      Nevada                   100%

AMPAC Development Company                       Nevada                   100%

AMPAC Development Company of Utah               Utah                     100%

AMPAC Technologies Corporation                  Nevada                   100%

Halotron, Inc.                                  Nevada                   100%

Pacific Engineering & Production
Co. of Nevada                                   Nevada                   100%

PEPCON Production, Inc.                         Utah                     100%

PEPCON Systems, Inc.                            Nevada                   100%

Western Electrochemical Company                 Delaware                 100%

AMPAC Farms, Inc.                               Nevada                   100%

AMPAC Chemicals Corporation                     Nevada                   100%

Sun Country Homes, Inc.                         California               100%
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